CALDERA RESOURCES INC.
910 Peel Street, 9th Floor
Montreal, Quebec,H3C 2H8
Tel: 514-813-9200 Fax: 514-221-3469

December 18, 2009

Global Gold Corporation
45 East Putnam Ave.
Greenwich, CT 06830
Attn: Van Krikorian, Chairman and CEO

Gentlemen:

RE: GGC/CALDERA MARJAN JOINT VENTURE AGREEMENT

This letter agreement sets forth the terms pursuant to which Caldera Resources Inc. ("Caldera") will enter into a Joint Venture Agreement with Global Gold Corporation and its wholly-owned subsidiary, Global Gold Hankavan, LLC ("GGC") with respect to the financing, exploration, development and acquisition of the rights title and interest in the Marjan property in southwestern Armenia as more particularly described in the map and license documents attached as Exhibit A and as further described in the Company's 10-K filed with the SEC on April 15, 2009 (the "Property"), the whole as described herein.

All amounts are in United States dollars, unless indicated otherwise.

The parties hereby agree as follows:

Property Owner:	Global Gold Corporation ("GGC") and the License holder of the Property, Global Gold Hankavan, LLC ("GGH").
Joint Venture Interest Holder:	Caldera Resources Inc. or acting through a wholly-owned subsidiary to be incorporated in the Republic of Armenia or another jurisdiction ("Caldera") will be earning its interest in the Joint Venture.
Effective Date	The effective date of the agreement will be on or before December 18, 2009 (the "Effective Date").
Joint Venture	The purpose of the Joint Venture is to permit the financing and development of the Property. The Parties agree that the following steps are to be carried out: GGC shall cause the license to the Property to be transferred to a wholly-owned subsidiary of GGC (to be known as "Marjan Mining LLC") from the current holder, being GGH; The Parties shall form a Delaware limited liability company on mutually agreeable terms to act as the joint venture company (the "JVC") and own Marjan Mining, LLC. The joint venture will be negotiated in good faith and substantially in the form of the standard American Bar Association Model Joint Venture Agreement, with conforming modifications and as mutually agreed.

VK

CALDERA RESOURCES INC.
910 Peel Street, 9th Floor
Montreal, Quebec H3C 2H8
Tel: 514-813-9200 Fax: 514-221-3469

	Upon execution of this agreement and prior to December 30, 2009, Caldera will pay by wire transfer $50,000 US to GGC as a non-refundable deposit. Upon the transfer of all rights title and interest in the Property to Marjan Mining LLC, Caldera shall: - Provide a 43-101 report on the Property - Issue 500,000 common shares of Caldera to GGC Upon accomplishment of these obligations, Caldera shall: - become the Operator of the Project for the Property; - Manage Marjan Mining LLC; - Establish a development plan for the Property; - Work towards financing the development plan for the Property; - Earn-in 55% of the outstanding shares of Marjan Mining LLC by completing a bankable feasibility study on the Central Zone or otherwise spending up to $3,000,000 on the Property; - This earn-in will occur in stages, on a pro-rata basis, for every $500,000 invested. The Final Joint Venture Agreement will provide for an option for Caldera to acquire all of the outstanding shares of the Marjan Mining LLC it does not own, based on the level of investment to be determined in accordance with the NI 43-101. If neither party exercises such option, the agreement shall also provide for recalculation of interests.
Conditions Precedent:	The following are the conditions precedent to the Closing of the Joint Venture agreement between the parties to be satisfied on or before : The transfer of the Marjan License to a new wholly-owned subsidiary owned 100% by Global Gold Corporation, to be registered in Armenia under the name of "Marjan Mining LLC" and the formation of the JVC Approval of the Board of Directors of Caldera and GGC to proceed with the Joint Venture agreement and receipt of all approvals of the TSX Venture Exchange; Completion of a due diligence review of the Property to the entire satisfaction of Caldera including all issues relating to title, environmental, taxation and duties, labor issues, financial statements of the subsidiary and other matters which may be raised; The completion of the final agreements for the Joint Venture with all ususal representations and warranties; The Parties shall cooperate to satisfy all Conditions Precedent as quickly as is practicable.
Terms:	A. The final Joint Venture agreement, will name Caldera as the Operator of the Property and be solely responsible for all insurance, government charges, costs, and liabilities associated with holding the license and conducting operations related to the Property upon the execution of the final agreements;

VZK

CALDERA RESOURCES INC.
910 Peel Street, 9th Floor
Montreal, Quebec H3C 2H8
Tel: 514-813-9200 Fax: 514-221-3469

	B. Caldera will make cash payments, in the amounts and on the dates indicated below (all dollar references are to United States dollars):
	<table><tr><td>Upon the execution of this agreement Upon the execution of final Joint Venture agreement</td><td>Cash **$ 50,000** **500,000 shares** of Caldera on a post consolidated basis</td></tr><tr><td>March 30, 2010</td><td>Cash **$ 100,000**</td></tr></table>
	C. Global Gold will hold a 1.5% NSR on metals production on the Central Zone. Caldera has the right of first refusal to purchase the NSR on the Central Zone held by Global Gold.
	D. Global Gold will hold a 2.5% NSR on metals production on the Northern Zone. The 1% of the NSR can be purchased by Caldera for payment of $2,000,000 Caldera has the right of first refusal to purchase the NSR on the Northern Zone held by Global Gold. A formal NSR Agreement will be included in the final agreement.
	E. Caldera will earn-in 55% of the shares of Marjan Mining LLC or JVC (the Joint Venture) by completing a bankable feasibility study on the Central Zone or otherwise spending up to $3,000,000 on the Property, as mutually agreed.This earn-in will occur in stages, on a pro-rata basis, for every $500,000 invested.

	F. Caldera will have an Option to acquire 100% of the outstanding and issued shares, it does not own, of Marjan Mining LLC or JVC from GGC or affiliates, based on the level of investment to be determined in accordance with the NI 43-101.
Expenses:	The parties shall bear their own expenses in connection with this transaction.
Counterparts:	This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of such signature pages executed by the parties to one copy of the Agreement; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.
Governing Law:	New York
Consent to Arbitration	Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in New

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CALDERA RESOURCES INC.
910 Peel Street, 9th Floor
Montreal, Quebec H3C 2H8
Tel: 514-813-9200 Fax: 514-221-3469

and Jurisdiction:	York City in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.
No Assignment:	This Agreement and the parties right and obligations hereunder shall be binding upon and inure to the benefit of the successors in interest, assigns and personal representatives (or trustees) of the respective parties and shall not be assignable by a party without the written consent of the other parties hereto, and any such attempted assignment without such consent shall be of no force or effect.

No party shall issue a press release or other public disclosure without the other's consent, which shall not be unreasonably withheld.

We believe that this reflects our discussions and shall serve as the basis of the final documents for this transaction.

If you agree with the foregoing we ask that you sign below and return it to us.

Bill Mavridis, President
Caldera Resources Inc.

ACCEPTANCE

I have carefully read the above terms and agree that they reflect the terms which we discussed.

Signed in Greenwich, CT on this 18th day of December 2009.

Van Krikorian, Chairman and CEO
Global Gold Corporation

CALDERA RESOURCES INC.
910 Peel Street, 9th Floor
Montreal, Quebec H3C 2H8
Tel: 514-813-9200 Fax: 514-221-3469

Exhibit A

Excerpt from GGC 10K filing April 15, 2009, pg 5

The Marjan mining property is located in Southwestern Armenia, along the Nakichevan border in the Syunik province.

This property was previously explored during the Soviet era.

On April 28, 2008, the Company was issued a twenty-five year "special mining license" for the Marjan property effective April 22, 2008 and expiring April 22, 2033 which expands the prior license term and substantially increases the license area from approximately 1,400 acres to approximately 4,800 acres.

Excerpt from field report by Reardo Valls, P.Geo., December 9, 2009

The Marjan Project consists of one license of 18.5 km^2, as shown in Fig. 2. Table 1 shows the coordinates of the limits of the license, UTM zone WGS 84 URSS.

Table 1. UTM limits of the Marjan project.

Point	UTM E	UTM N	H
1	8572200	4366800	2480
2	8574500	4363800	2100
3	8575300	4360900	2060
4	8572600	4360000	2300
5	8570000	4364600	2660



Figure 2. Location of the Marjan project.

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